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                                   EXHIBIT 23


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Sttements on Form S-8 (Nos. 33-87694, 33-87696, 333-59917, 333-59925, 333-68915
and 333-68919) of Orleans Homebuilders, Inc. and its subsidiaries of our report dated September 12, 2001 relating to the financial statements, which appears in this Form 10-K.



PricewaterhouseCoopers LLP
September 20, 2001

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                                   EXHIBIT 23

                         Consent of Independent Auditors




The Board of Directors
Orleans Homebuilders, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 33-87694, 33-87696, 333-59917, 333- 59925, 333-68915 and 333-68919) on Form S-8
of Orleans Homebuilders, Inc. of our report dated October 11, 1999, relating to the consolidated statements of operations and retained earnings, and cash flows of Orleans Homebuilders, Inc. and subsidiaries for the year ended June 30, 1999, which report appears in the June 30, 2001 annual report on Form 10-K of Orleans Homebuilders, Inc.


Philadelphia, Pennsylvania
September 21, 2001